                   COMMERCIAL APPLICATION PARTNER (CAP) AGREEMENT
                    ----------------------------------------------

This Agreement is made effective 30 June 1997 between Sybase, Inc. ("Sybase") with offices at 6475 Christie Ave, Emeryville, California 94608, and NetObjects, Inc. ("Partner") with offices at 2055 Woodside Road, Redmond City, California 94061.

1. LICENSE GRANT. Subject to the terms and conditions below, Sybase grants to Partner a nonexclusive and nontransferable license to market and distribute copies of unmodified object code versions of those Sybase and/or Powersoft software products identified in the attached initialed Schedules along with accompanying documentation ("Programs") to Partner's customers ("End-Users") who will use the Programs only for their own internal business purposes in the applicable Territory described in each Schedule A, provided that the Programs are distributed for use with computer application programs developed by Partner for commercial distribution to more than one third party and containing significant added functionality over the Programs ("Application Software"). Partner shall license to each End-User the same number of copies of the Programs and the same number of Seats/Named Users for such Programs as Partner licenses to such End-User for its Application Software. In addition to being able to distribute "full use" copies of the Programs, "full use" Seats and "full use" Named Users, Partner may also distribute, with respect to certain Programs identified in Sybase's then-current price list, Application Deployment Copies, Application Deployment Seats and Application Deployment Named Users (which are restricted licenses defined in the Sybase license agreement accompanying each copy of the Program ("Sybase Shrinkwrap")). Partner may also sell to End-Users certain Sybase services as described in the Schedule(s). Notwithstanding the above, if the Territory includes any of the Prohibited Countries set forth in Sybase's then current "Prohibited Country List" (a current copy of which has been provided to Partner), Partner may not market or distribute Programs for use in such Prohibited Countries. Partner shall not use or allow its End Users to use the Programs for timesharing, rental or service bureau purposes or on behalf of any third party (but the foregoing restrictions shall not be construed to prevent Partner from distributing the Application Software together with the Programs over the internet). In connection with the distribution rights granted above, Partner may appoint distributors to distribute the Programs to End-Users within the Territory. The appointment of distributors shall be by contracts which require that the distributor market the Programs only in accordance with the terms of this Agreement and on a basis which protects the proprietary interests of Sybase in and to the Programs to the same extent that Partner's proprietary interests in its own products are protected (but in any event no less than a reasonable extent). Partner may order under this Agreement (a) copies of the Programs for its own internal production purposes and/or developing and supporting the Application Software ("Internal Use Copies"), (b) copies of the Programs which may only be used for developing and supporting the Application Software ("Development Copies"), (c) copies of the Programs which may be distributed to End-Users for evaluation purposes and for up to the number of days designated in the applicable Schedule A, ("Evaluation Copies") which Partner agrees to ensure become disabled after such period of time, and (d) up to that number of copies of the Programs shown on Schedule A for purposes of Partner providing demonstrations and training for the Application Software ("Demonstration Copies"). Partner is authorized to incorporate into the documentation for the Application Software portions of the documentation for the Program to the extent such portions are necessary to document usage of the Program in conjunction with the Application Software.

2. FEES AND PAYMENT TERMS. For the first year of this Agreement, Partner shall be responsible for paying to Sybase a non-refundable program fee shown in Schedule A ("Initial Fee"). The Initial Fee is due upon execution of this Agreement by Partner. For each additional year, a non-refundable annual program renewal fee ("Annual Renewal Fee") as set forth in such Schedule is due and payable upon each anniversary of the date of this Agreement. Fees as set forth in the attached Schedule(s) shall be due to Sybase for each copy of the Programs and each service ordered by Partner; such fees shall be based on Sybase's then-current price list for the country in which the Programs are to be used or the services are to be delivered ("Price List"). The license fee for Development Copies is the same as the fee for Internal Use Copies unless Sybase designates otherwise in its Price List. The license fee for Demonstration Copies, if any, is set forth in the Schedule(s). Notwithstanding the above, there is no charge for authorized Evaluation Copies distributed to End-Users. License fees, if any, for Internal Use Copies, Development Copies, Demonstration Copies, and copies of the Programs which Sybase ships to Partner for distribution to End-Users shall be due and payable to Sybase with Partner's order for the Programs or, upon Sybase credit approval of Partner, 60 days after the date of Sybase's invoice for the Programs. Any past-due invoice may subject Partner to credit hold at the sole discretion of Sybase. All fees under this Agreement are stated in United States dollars.

3. OWNERSHIP. Programs are owned by Sybase or its licensors and are protected by copyright law, trade secret laws and international conventions. All rights in and to patents, copyrights, trademarks and trade secrets in the Programs are and shall remain with Sybase and its licensors. No title to or ownership of the Programs is transferred to Partner or End-User. Partner shall not translate, localize or modify any portion of the Programs without the prior written consent of Sybase.

4. ORDERING AND DELIVERY. Internal Use Copies, Development Copies, Demonstration Copies, Evaluation Copies and copies of the Programs for distribution directly or indirectly to End-Users shall be ordered from Sybase and delivered by Sybase to Partner (or in the case of Evaluation Copies and copies for distribution to End-Users, Sybase shall deliver the copies directly to the End-Users if so instructed by Partner). Partner will use the "Exhibit A" form adopted by Sybase from time to time (or a Purchase Order containing the same information) to order Programs from Sybase. All shipments are FOB origin, and Partner is responsible for all shipping charges. Except for taxes on Sybase's income, Partner shall be responsible for any sales, use, excise or any other form of taxes resulting from this Agreement.

5. LICENSE ACCOMPANYING PROGRAMS. If Partner uses the Programs, Partner agrees to be bound by the terms and conditions of the Sybase Shrinkwrap. Notwithstanding the above, Development Copies and Demonstration Copies shall only be used for the purposes outlined in Section 1 above and shall be returned to Sybase upon expiration or termination of this Agreement. Partner shall ensure that the End-User's use of the Programs is either subject to the terms and conditions of (a) the Sybase Shrinkwrap or (b) an executed license agreement or shrinkwrap agreement between Partner and End-User which is substantially similar to, and no less restrictive in protecting Sybase's interests than, the Sybase Shrinkwrap. If Evaluation Copies are being licensed, the Sybase Shrinkwrap or license agreement between Partner and End-User (as applicable) shall be modified by Partner to provide that the Programs may only be used for the designated evaluation period (which is not to exceed 90 days in length) after which the license shall terminate and the Programs will become disabled. If a conflict arises between this Agreement and any such license agreement, the terms of this Agreement shall prevail. Partner shall undertake reasonable efforts to enforce the terms of any license agreement between Partner and an End-User as it relates to the Programs.

6. REPORTS. Partner shall keep or cause to be kept full and accurate accounts and records of all transactions made by it and by its authorized distributors under this Agreement (including Evaluation Copies) in form such that all amounts owing hereunder to Sybase may be readily and accurately determined. Partner shall undertake to assure that its distributors are (a) accurately reporting to Partner all sales to End-Users and (b) otherwise complying with this Agreement. Partner shall allow Sybase to examine its records to determine compliance with this Agreement, and not more than annually provided a previous audit did not show non-compliance with this Agreement. Any examination shall be at the expense of Sybase, shall occur during regular business hours at Partner's offices and shall not interfere unreasonably with Partner's regular activities. Sybase shall give Partner 30 days or more prior written notice of the date of each such examination and the name of the accountant who will be conducting the examination. All information obtained from conducting the examinations shall be maintained as Confidential Information. Partner agrees to pay Sybase any amounts owing as a result of Partner's non-compliance with the payment provisions of this Agreement within 60 days of the date of the examination report which details such non-compliance. In the event such amounts owed by Partner to Sybase exceeds 10% of total royalties due, Partner shall pay the costs of such examination.

7. SUPPORT & MAINTENANCE. Partner shall be solely responsible for providing End-User technical support and service of warranty claims for Partner's Application Software, including the Programs, provided that Partner may also sell Sybase technical support services for the Programs only, on the terms described in the attached Schedules. Partner may distribute to End-Users to whom it has licensed Application Deployment Copies of a Program updates to such Program which are made generally available by Sybase so long as Partner has paid Sybase all applicable Application Deployment Maintenance Fees.

8. INDEPENDENT CONTRACTORS. Partner and Sybase are independent contractors and are not agents or representatives of each other. Partner does not have the right to bind Sybase and shall not misstate or misrepresent its relationship to Sybase.

9. ADVERTISING; TRADEMARKS. Sybase may identify Partner as a Commercial Application Partner in Sybase advertising and marketing materials given Partner's prior approval. Partner shall not make any representations concerning the Programs which are inconsistent with Sybase's marketing materials and advertising. Partner may utilize applicable Sybase trademarks and logos only in accordance with Sybase's then-current published guidelines, and trademarks shall remain the exclusive property of Sybase or its licensors. Partner shall suitably feature, except when Partner's business interests may be adversely affected, the Programs and related trademarks and Sybase's ownership of the Program in any advertising, marketing literature, product documentation, and packaging of the Application Software. Partner shall give recognition in the Application Software of Sybase's proprietary rights in the Programs, and shall do so in the same manner, places and times, and no less conspicuously, than the recognition of the proprietary rights of any other software (excluding the Application Software), but in any event Partner shall include such recognition in the "Help About" dialogue box or equivalent.

10. TERM AND RIGHTS UPON TERMINATION. This Agreement will become effective as of the date first shown above and shall continue in force for a period of 3 years, subject to (a) Partner's payment of all fees owing hereunder, or (b) termination under Section 11 below. Thereafter, this Agreement shall automatically renew for additional one-year terms subject to payment of Sybase's then-current Annual Renewal Fee and provided that Partner is not then in default of this Agreement, unless written notice of termination is given by either party at least 30 days prior to the expiration of the term then in effect. No expiration or termination of this Agreement shall impair or affect (i) Internal Use Copies, which shall continue so long as Partner is not in breach of the Sybase Shrinkwrap or (ii) copies of Programs distributed by Partner to End-Users in accordance with this Agreement prior to the effective date of the expiration or termination of this Agreement. All Demonstration Copies shall be returned to Sybase. Termination or expiration shall not release either party from its liability to pay any fees accruing prior to the date of the termination or expiration. Sections 3, 5, 10, 11, 12, 13, 14 and 18 of this Agreement shall survive any expiration or termination of this Agreement.

11. DEFAULT. Either party may immediately terminate this Agreement or any license granted hereunder by written notice to the other if such other party breaches any term or condition of this Agreement, including but not limited to failure to pay when due any fee hereunder, and does not remedy such breach within 30 days of written notice thereof from the non-breaching party. Each party will reimburse the other party for all reasonable costs incurred by the other party (including attorneys' fees) in collecting past due amounts hereunder. Any breach which by its nature cannot be remedied shall entitle the non-breaching party to terminate this Agreement immediately upon written notice to the other party. This remedy shall not be an exclusive remedy and shall be in addition to any other remedies which the non-breaching party may have under this Agreement or otherwise.

12. CONFIDENTIAL INFORMATION. Each party will not disclose or use any business and/or technical information of the other designated orally or in writing as "Confidential" or "Proprietary" (together, "Confidential Information") without the prior written consent of the other party. Such restrictions do not extend to any item of information which (a) is now or later becomes available in the public domain without the fault of the receiving party; (b) is disclosed or made available to the receiving party by a third party without restrictions and without breach of any relationship of confidentiality; (c) is independently developed by the receiving party without access to the disclosing party's Confidential Information, (d) is known to the recipient at the time of disclosure, or (e) is produced in compliance with applicable law or court order, provided that the disclosing party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Upon termination or expiration of this Agreement, each party shall immediately return all copies of Confidential Information received from the other party. Partner shall not release the results of any benchmark of the Programs to any third party without the prior written approval of Sybase for each such release.

13. DISCLAIMER OF WARRANTY; LIMITATION OF LIABILITY. Except as expressly provided in the Sybase Shrinkwrap, NO EXPRESS OR IMPLIED WARRANTY OR CONDITION IS MADE WITH RESPECT TO THE PROGRAMS OR SERVICES SUPPLIED BY SYBASE OR ITS SUBSIDIARIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The aggregate liability to Sybase and its subsidiaries, if any, for any losses or damages arising out of or in connection with this Agreement, whether the claim is in contract, tort or otherwise, shall not exceed the amount paid by Partner to Sybase under this Agreement for the affected Programs or services. UNDER NO CIRCUMSTANCES SHALL SYBASE, ITS SUBSIDIARIES OR ITS LICENSORS BE LIABLE FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LEGAL FEES, LOSS OF PROFITS, LOSS OR INACCURACY OF DATA OR LOSS RESULTING FROM BUSINESS DISRUPTION, EVEN IF SYBASE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT IF PARTNER IS FOUND TO HAVE (i) MADE UNAUTHORIZED COPIES OF THE PROGRAM(S) OR (ii) DISTRIBUTED THE PROGRAM(S) TO THIRD PARTIES IN VIOLATION OF THIS AGREEMENT, PARTNER SHALL NOT BE LIABLE FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LEGAL FEES, EVEN IF PARTNER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14. INDEMNIFICATION. Partner indemnifies and holds harmless Sybase, its affiliates, directors, employees and agents from all third party claims, including court costs and reasonable fees of attorneys and expert witnesses, arising in connection with (a) a breach by Partner of its agreement with an End-User or distributor (unless such breach was caused by Sybase's breach of this Agreement or the Sybase Shrinkwrap), or (b) use of the Application Software if liability is not caused in whole or in part by the Programs as provided by Sybase. Sybase indemnifies and holds harmless Partner, its affiliates, directors, employees and agents from all third party claims, including court costs and reasonable fees of attorneys and expert witnesses, arising in connection with (i) a breach by Sybase of the Sybase Shrinkwrap or (ii) use of the Programs as provided by Sybase if liability is not caused in whole or in part by the Application Software.

15. EXPORT RESTRICTION. Partner shall not transfer, directly or indirectly, any restricted Programs or technical data received from Sybase or its subsidiaries, or the direct product of such data, to any destination subject to export restrictions under U.S. law, unless prior written authorization is obtained from the appropriate U.S. agency.

16. ASSIGNMENT. This Agreement may not be assigned (by operation of law or otherwise) or otherwise transferred in whole or in part by Partner unless Partner has received prior written permission from Sybase, such permission not to be unreasonably denied by Sybase. Notwithstanding the immediately preceding sentence, Partner may assign or otherwise transfer this Agreement to the surviving entity as a result of a merger, acquisition or reorganization of all or substantially all of the Partner's assets or stock provided that (a) such entity is not a direct competitor of Sybase, (b) such entity agrees that it will be bound by the terms and conditions of this Agreement and (c) in the event of any assignment to a surviving entity, such entity's rights to use the Program shall be limited to use of the Program in connection with the business acquired from Partner. To the extent Partner is permitted to assign this Agreement, all provisions of this Agreement shall be binding upon Partner's successors or assigns.

17. NOTICES. All notices under this Agreement shall be in writing and either delivered personally, sent by first class mail, express carrier or by confirmed facsimile transmission to the address of the party set forth above (and if to Sybase, to the attention of the General Counsel). All notices shall be deemed given on the business day actually received.

18. OTHER. This Agreement, the initialed Schedules, and any documents explicitly referred to therein, constitute the entire agreement between the parties, supersede any and all previous agreements authorizing Partner to distribute the Programs to third parties and no representation, condition, understanding or agreement of any kind, oral or written, shall be binding upon the parties unless incorporated herein. This Agreement may not be modified or amended, nor will the rights of either party be deemed waived, except by an agreement in writing signed by authorized representatives of Partner and Sybase. Purchase orders shall be binding as to the products and services ordered, and the site for delivery of Programs or performance of services as set forth on the face side of or a special attachment to the purchase order. Other terms and preprinted terms on or attached to any purchase order shall be void. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to its conflict of laws rules or the United Nations Convention on the International Sale of Goods. If any provision of this Agreement is held to be unenforceable, the parties shall substitute for the affected provision an enforceable provision which approximates the intent and economic effect of the provision. The parties have requested that this Agreement and all documents contemplated hereby be drawn up in English.

ACCEPTED AND AGREED ON BEHALF OF:

NetObjects, Inc. ("Partner")           Sybase, Inc. ("Sybase")

/s/ Morris Taradalsky                  /s/ Mitchell L. Gaynor
-----------------------------------    --------------------------------------
(Authorized Signature)                 (Authorized Signature)

    Morris Taradalsky                      Mitchell L. Gaynor
-----------------------------------    ---------------------------------------
(Printed Name)                         (Printed Name)

                                        Vice President, General
EVP Business Development   6/30/97      Counsel and Secretary           6/30/97
-----------------------------------     ---------------------------------------
(Title)                      (Date)    (Title)                    (Date)

                             SCHEDULE A - SILVER LEVEL

                  TO THE COMMERCIAL APPLICATION PARTNER AGREEMENT

                    DEVELOPMENT TOOL PARTNER FEES AND GUIDELINES


-------------------------------------------------------------------------------
TERRITORY                United States and Canada; however, Partner may sell
                         application-specific deployment seats worldwide.
-------------------------------------------------------------------------------
INITIAL FEE              $[***]
ANNUAL RENEWAL FEE       $[***]
                         ONLY ONE INITIAL AND ANNUAL FEE REQUIRED PER AGREEMENT.
-------------------------------------------------------------------------------
EVALUATION COPIES        Entitled to 90-Day Evaluation Copies.
-------------------------------------------------------------------------------
DISCOUNT FOR SOFTWARE    Sybase will check block and initial if authorized to
PROGRAMS                 sell:

                         / / DEVELOPMENT TOOLS

                         / / DESIGN TOOLS

                         / / WORKPLACE DATABASES

                         Discounts for the above software Programs are specified
                         in the then-current Development Tools Partner Products
                         Price List.
-------------------------------------------------------------------------------
DISCOUNT FOR SALE OF     [***] discount off then-current Price List on technical
END-USER TECHNICAL       support offerings that Sybase makes generally available
SUPPORT OR UPGRADE       to its customers.
SUBSCRIPTIONS
                         [***] discount off then-current Price List on upgrade subscriptions.

                         PARTNER SHALL NOT SELL RENEWALS OF EITHER UPGRADE
                         SUBSCRIPTIONS OR TECHNICAL SUPPORT.
-------------------------------------------------------------------------------
COMMISSION INCENTIVES    When a Partner refers Sybase to a potential sale and
                         has significantly influenced the customer decision to
                         purchase the software Programs, Partner may be eligible
                         to receive a commission.  All commissions shall be in
                         accordance with Sybase then-current policy which Sybase
                         may change at its sole discretion from time to time.
-------------------------------------------------------------------------------
DISCOUNT FOR PARTNER     [***] discount off then-current Price List on any
TECHNICAL SUPPORT        commercially available end-user technical support
                         offering.
-------------------------------------------------------------------------------
DISCOUNT FOR PARTNER     [***] discount off then-current Price List on any
TRAINING                 Sybase standard training rates for Partner employees or
                         agents trained at Sybase or Powersoft public training
                         centers.
-------------------------------------------------------------------------------




ACCEPTED AND AGREED:     (MT)          6/30/97           MG            6/30/97
                    ----------------------------    --------------------------
                    (PARTNER INITIALS)    (Date)    (SYBASE INITIALS)   (Date)



      DEVELOPMENT TOOLS PRODUCTS LIST AND ALL DISCOUNTS ARE SUBJECT TO CHANGE
                         UPON 30 DAYS PRIOR WRITTEN NOTICE.

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                SQL ANYWHERE -TM- MASTER DISK ADDENDUM (PAGE 1 OF 3)
               TO THE COMMERCIAL APPLICATION PARTNER (CAP) AGREEMENT

This Master Disk Addendum ("Addendum") for SQL Anywhere database server software ("SQL Anywhere") is made 30 June 1997 between Sybase, Inc. ("Sybase") and NetObjects, Inc. ("Partner"). This Addendum supplements and amends the terms of the Commercial Application Partner Agreement dated 30 June 1997 ("Agreement") between the parties hereto. In the event of a conflict between the Agreement and this Addendum, the terms and conditions of this Addendum shall prevail.
This Addendum shall expire or terminate with the Agreement. Capitalized terms not otherwise defined in this Addendum shall have the meanings set forth in the Agreement. For purposes of this Addendum, "Application Software" means Partner's software known as "Fusion Multi-User Software" or such successor name.

                   SQL ANYWHERE MASTER DISK PROGRAM AND GUIDELINES

-------------------------------------------------------------------------------
 LICENSE FEE   Upon Partner's signing of this Addendum, Partner shall pay
 PREPAYMENT    Sybase the Prepay Amount designated below.  The Prepay Amount is non-refundable and irrevocable, and may only be used as
               specified in this Addendum.
-------------------------------------------------------------------------------
 REPORTING &   Partner shall, within 30 days after each calendar-quarter end,
 LICENSE FEE   provide Sybase (i) a written report showing the cumulative
 PAYMENTS      number of SA Servers or 10-Seat-Bundles and SA Server Updates or
               10-Seat-Bundle Updates (including Evaluation Copies and
               Demonstration Copies) distributed by Partner during such
               preceding calendar quarter along with the name of the
               Application Software with which such SA Servers or 10-Seat-
               Bundles and SA Server Updates or 10-Seat-Bundle Updates were distributed and (ii) payment (once the Prepay Amount is
               depleted) for any SA Server or 10-Seat-Bundle fees and SA Server or 10-Seat-Bundle Update fees due.
-------------------------------------------------------------------------------
 ACCESS AND    (1) An "SA Server" is a copy of SQL Anywhere bundled with
 AD SEATS      Partner's Application Software and licensed for use with not more than ten (10) AD Seats (without the purchase of additional licenses).
               (2) A "10-Seat-Bundle"  is a license which permits an additional ten (10) AD Seats to access an existing licensed SA Server.
               (3) An application deployment seat ("AD Seat")" is a license for a copy of a Program or a Seat (as applicable) which can only be used for the purpose of (1) an End-User running non-custom
               Application Software (excluding any third party application programs marketed by Partner) and (2) extracting data on a read only basis from the Application Software for use with other applications; such extraction may either be through tools within the Application Software or through third party tools. As used in the prior sentence, the phrase "running non-custom
               Application Software" means that the End User cannot use the
               Programs to create or alter columns, tables, schemas or
               databases unless (a) such columns, tables, schemas and databases are created or altered by and within the context of the
               Application Software (i.e., the Application Software must
               generate the commands without the End-User itself using the
               Program's command verbs) and only include data first captured in the specific Application Software in which the new columns or tables are created or altered (i.e., not transferred into such
               Application Software from other Application Software or
               applications), and (b) the commands to insert, delete or modify data in the new or altered columns, tables, schemas or databases must be included within existing "begin transaction" and "commit transaction" statements in the original version of the
               Application Software.  Moreover, an AD Seat may not be used to run copies of Programs which have been modified through a full-
               use license to include modifications not permitted above.
               Notwithstanding the above, the End User may use standard
               database administration command verbs used for backup, recovery, space/index management and consistency checking in the course of systems administration.  Additionally, for the purpose of this
               Addendum only, use of SQL Anywhere on a server or a standalone device such as a laptop shall also be counted as an AD Seat.
               (4) A "Seat" means a specific identifiable unique accessor of information such as a terminal, PC, single user workstation or real time device licensed to access SQL Anywhere without regard to when the access occurs; use of software or hardware which reduces the number of accessors (sometimes called "multiplexing"
               or "pooling") does not reduce the number of Seats, but rather the number of Seats is equal to the number of distinct inputs to the multiplexing software or hardware.
               (5) Partner may exercise all rights granted under the Agreement and this Addendum with regard to SA Servers and 10-Seat-Bundles on a worldwide basis only in conjunction with their Application
               Software.
               (6) Partner may use SA Servers and 10-Seat-Bundles for internal use only in conjunction with their Application Software.  In addition, Partner may use SA Servers and 10-Seat-Bundles as
               Demonstration Copies and need not return said Demonstartion
               Copies to Sybase.
-------------------------------------------------------------------------------

     ----------------THIS ADDENDUM IS CONTINUED ON THE NEXT PAGE----------------

                 SQL ANYWHERE -TM- MASTER DISK ADDENDUM (PAGE 2 OF 3)

-------------------------------------------------------------------------------
 AD SEAT       Except if this Addendum or this Agreement is terminated due to
 SURVIVAL      Partner's default, should Partner have SA Servers or 10-Seat-
               Bundles that remain of those prepaid for herein, then upon expiration or termination of this Addendum Partner may continue to distribute said remaining SA Servers or 10-Seat-Bundles (in inventory as of the date of said expiration or termination) in accordance with the terms and conditions of this Addendum and the Agreement.  It is expressly understood and agreed by Partner that any price protection or price related to maintenance, updates or support shall expire upon said expiration or
               termination.
-------------------------------------------------------------------------------
 RESTRICTION   Partner shall comply with the authentication routines
               ("Routine(s)") delivered within SQL Anywhere that allows SQL
               Anywhere to work only with Partner's Application Software and with other software all as described above in the section
               "Access and AD Seats".   Partner shall ensure that the
               Routine(s) operates effectively.  Partner shall not take any action which may reduce the effectiveness of the Routine(s).
               All aspects of the Routine(s) including its mechanism and the manner in which it is applied to the Application Software is
               Confidential Information under section 12 of the Agreement.
               Partner shall verify the effectiveness of the Routine prior to releasing the Application Software.  Such verification will include tests to ensure that SQL Anywhere operates with the
               Application Software and with other software only as described above in the section "Access and AD Seats".  If the Routine(s)
               is ineffective, Partner shall (a) promptly notify Sybase in writing and (b) refrain from distributing the Application
               Software until the Routine(s) is corrected provided that Sybase promptly corrects and delivers to Partner revised Routine(s) to include in the Application Software and Partner cooperates with
               Sybase in determining the cause of the ineffectiveness of the
               Routine(s).  Partner shall be released from its obligation under
               (b) above if Sybase fails to deliver corrected Routine(s) within five (5) business days of Sybase's receipt of written notice pursuant to (a) above.
-------------------------------------------------------------------------------
 DISTRIBUTORS  Notwithstanding anything contained in this Addendum or the
               Agreement to the contrary, Partner may appoint its distributors to reproduce, license and sublicense the SA Servers and 10-Seat-
               Bundles on behalf of Partner only as part of Partner's
               Application Software worldwide.  Partner represents and warrants that it shall ensure that each such distributor arrangement be pursuant to the following requirements:
                (i) be in the form of a written agreement between Partner and distributor that complies with the terms and conditions of this Agreement, and
                (ii) that Partner shall enforce the terms and conditions of such agreements with said distributors, and
                (iii) that Partner and distributor exercising such rights shall be jointly and severally liable to Sybase under this Agreement, and
                (iv) any such agreement with each distributor must specifically identify Sybase as an intended third party beneficiary.
-------------------------------------------------------------------------------
 MASTER DISK   Partner and its distributors are authorized to distribute SA
               Servers and AD Seats (as defined below) and Partner, but not its distributors, is authorized to make Evaluation Copies and
               Demonstration Copies of the Programs and copies of the Programs to be licensed as SA Servers and AD Seats from Master Disks
               ("Master Disks") that Sybase will make available to Partner.
               Partner may make as many Evaluation Copies and Demonstration
               Copies as it reasonably requires.  Partner shall ensure that all
               Sybase copyright and other proprietary notices which are
               included in the Master Disks are included on any copies made from the Master Disks.  Partner acknowledges that Master Disks may contain devices which count or limit the number of copies which can be made and Partner will not tamper with such devices.
               Partner shall maintain Master Disks under lock and key and shall allow only a specified number of its own employees to make copies from Master Disks.  Partner shall fully account for all copies of the Programs.  Partner shall not modify or alter any proprietary rights notice contained within the Programs.
               Partner is strictly prohibited from providing access or
               transferring the Master Disk to any third party without the prior written approval of Sybase, except as authorized in the immediately preceding section to this Addendum titled
               "Distributors". If Partner elects under Section 5 of the
               Agreement to utilize the Sybase Shrinkwrap in connection with its distribution of the Programs, Partner may reproduce the
               Sybase Shrinkwrap for such purposes.
               Sybase shall deliver to Partner a Master Disk of SQL Anywhere containing its database engine, network server, ODBC drivers, network requestor software and related administration tools.
               Sybase shall exercise reasonable efforts to provide Partner with a trial version of SQL Anywhere suitable for downloading over the internet in conjunction with downloadable version of the
               Application Software.  Partner acknowledges that such trial version of SQL Anywhere may be limited in functionality or may contain a mechanism to disable it after a certain time period has elapsed.
-------------------------------------------------------------------------------

      ----------------This Addendum Is Continued On The Next Page---------------

                 SQL ANYWHERE -TM- MASTER DISK ADDENDUM (PAGE 3 OF 3)

-------------------------------------------------------------------------------
 PARTNER       Partner shall perform the following marketing obligations:
 MARKETING     => Spend at least $100,000 during the twelve (12) months
 OBLIGATIONS   following the signing of the Agreement on mutually-agreed joint marketing activities with Sybase.  Such activities shall be agreed to in advance in writing by the Parties respective
               authorized representatives.  Partner shall notify Sybase in writing of its representative authorized to approve such
               marketing activities.
               => Assist in issuing a mutually agreed upon joint press release between the parties.
               => The SQL Anywhere logo, as provided by Sybase, shall be
               prominently displayed, except when Partner's business interests may be adversely affected, on the exterior of each package that contains the Application Software that is used in conjunction with SQL Anywhere.
               => As appropriate, publicize SQL Anywhere by specifically
               promoting it in press releases, press tours, consultant and/or analyst briefings relating to your Application Software.
               => A senior executive of Partner shall provide Sybase a positive testimonial regarding SQL Anywhere for use by Sybase in its own advertising and marketing activities as mutually agreed upon by the parties.
-------------------------------------------------------------------------------
 SYBASE        At no charge to Partner and with mutual agreement between the
 MARKETING     parties, Sybase commits to:
 OBLIGATIONS   => Spend at least $100,000 during the twelve (12) months
               following the signing of the Agreement on mutually-agreed joint marketing activities with Partner.  Such activities shall be agreed to in advance in writing by the Parties respective
               authorized representatives.  Sybase's authorized representative for purposes of such joint marketing activities shall be Brian
               Vink.
               =>  Assist in issuing a mutually agreed upon joint press release between the parties.
               =>  Place Partner's name on Sybase's partner website and
               internet website.
               =>  Provide a web-link to Partner's website from Sybase's
               partner website.
               =>  Provide a half-page Partner ad in one issue of the Sybase
               "Connections" newsletter.
               =>  Availability through 31 December 1997 to Sybase's partner mailing list via a blind third-party mailing house for Partner's direct mailing use.
-------------------------------------------------------------------------------

     VERSION OF SQL ANYWHERE BEING ACQUIRED: SQL Anywhere AD Seats for Windows 3.1, Windows'95, Windows NT, DOS, OS/2 and Netware.


-------------------------------------------------------------------------------
   PREPAY AMOUNT*     PER SA SERVER FEE OR PER    PER SA SERVER UPDATE FEE OR
   (NON-REFUNDABLE)      10-SEAT-BUNDLE FEE      PER 10-SEAT-BUNDLE UPDATE FEE
-------------------------------------------------------------------------------
      $[***]                   $[***]                      $[***]
-------------------------------------------------------------------------------



     * ONLY SA SERVER AND 10-SEAT-BUNDLE FEES CAN BE APPLIED AGAINST THE PREPAY AMOUNT. THE PREPAY AMOUNT EXCLUDES SA SERVER UPDATE FEES AND 10-SEAT-BUNDLE UPDATE FEES.

UPDATES: Sybase may make certain minor corrections, fixes, etc. ("Maintenance Releases") to SQL Anywhere that are available to other existing Sybase customers. Sybase will make such Maintenance Releases available to Partner. Partner may provide such Maintenance Releases to new users in accordance with the per AD Seat fee contained in this Addendum and Partner may update existing users of SQL Anywhere to the Maintenance Releases at no additional charge. Sybase may make certain major corrections, enhancements, etc. ("Update") to SQL Anywhere. Partner may provide an Update to NEW users in accordance with the per SA Server fee or per 10-Seat-Bundle fee, as applicable, contained in this Addendum, and Partner may provide an Update to EXISTING users of SQL Anywhere for the per SA Server Update fee or per 10-Seat-Bundle Update fee, as applicable, indicated above. For each Update, an Update fee is required.

Except as amended above, the Agreement shall remain in full force and effect.

NetObjects, Inc. ("Partner")            Sybase, Inc. ("Sybase")

/s/ Morris Taradalsky                   /s/ Mitchell L. Gaynor
--------------------------------        -------------------------------------
(Authorized Signature)                  (Authorized Signature)

    Morris Taradalsky                       Mitchell L. Gaynor
--------------------------------        -------------------------------------
(Printed Name)                          (Printed Name)
                                        Vice President, General
EVP Business Development 6/30/97        Counsel and Secretary        6/30/97
--------------------------------        -------------------------------------
(Title)                  (Date)         (Title)                       (Date)


*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                           INSTALLMENT PAYMENT AGREEMENT

          This Installment Payment Agreement ("IPA") is made as of the date set forth below by and between Sybase, Inc. ("Licensor") and NetObjects Inc. ("Customer"). Customer promises to pay to the order of Licensor ("Payee"), at its office located at 6475 Christie Avenue, Emeryville, CA 94608, or at such other place as the holder of this IPA may from time to time designate, total fees of [***] UNITED STATES DOLLARS (U.S. $[***]). Such fees are owing in connection with the licensing of software products and services as specified in the SQL Anywhere Master Disk Addendum dated June 30, 1997, to the Commercial Application Partner (CAP) Agreement (as amended, the "AGREEMENT") between Sybase and Partner dated June 30, 1997. Customer has elected to pay in installments the total amount set forth above rather than make the payments specified on the SQL Anywhere Master Disk Addendum within 30 days. Sales and use taxes relating to such products and services are not included in the installments and will be due and payable by Customer within 30 days of the date hereof.

1. The fees shall be due and payable in six consecutive quarterly installments, each in the amount of $[***], commencing on December 30, 1997, and on the same day of each quarter thereafter to and including March 30, 1999, when the remaining unpaid balance of this IPA, together with any interest on late payments, if any, accrued thereon, shall be immediately due and payable.
If any installment shall not be paid when due, such overdue payment shall bear interest (calculated on the basis of a 365-day year and actual days elapsed) at the rate of 10% per annum until paid. Customer may prepay payments under this IPA at any time, but shall not be entitled to any discount or rebate therefor. Customer hereby waives grace, demand, presentment for payment, notice of non-payment, protest and notice of protest, notice of dishonor or default, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit. All obligations of Customer under this IPA shall survive any termination of the licenses relating to the Licensed Software.

2. Customer represents and warrants to the holder hereof that (a) the Customer is a corporation duly organized, validly existing and in good standing under applicable state law; (b) this IPA is a genuine, legal, valid and binding obligation of Customer, enforceable against Customer in accordance with its terms, subject to applicable bankruptcy and other similar laws affecting creditors' rights generally, and the execution, delivery and performance of the IPA will not violate or create a default under any law (including any applicable usury law), regulation, judgment, order, instrument, agreement or charter document binding on Customer or its property; (c) the IPA has been duly authorized, executed and delivered by Customer; (d) each signatory of this IPA has the authority to bind Customer to this IPA; (e) the Licensed Software has been delivered to and accepted by Customer and (f) the financial statements and other information furnished and to be furnished to Payee are and will be true and correct and prepared in accordance with generally accepted accounting principles (GAAP) consistently applied.

3. If any of the following events shall occur (each an "Event of Default"), then the holder of this IPA may, at its option and without notice to Customer or any other person, declare the outstanding balance of this IPA, together with any interest or other sums that Customer may owe to the holder hereof under or in connection with this IPA, immediately due and payable and exercise any other remedies available at law or equity:

     (i) Customer fails to pay when due all or any portion of any installment or any other amounts payable hereunder; (ii) any representation or warranty made by Customer or any endorser, guarantor or surety hereof in any writing furnished in connection with this IPA or the indebtedness evidenced hereby proves to be false in any material respect when made; (iii) final judgment for the payment of money shall be rendered against Customer or any endorser, guarantor or surety hereof and the same shall remain undischarged for a period of 60 days during which execution of such judgment shall not be effectively stayed, if the amount of such judgment is such that it may materially adversely affect Customer's financial condition or its ability to perform its obligations under this IPA; or
(iv) Customer or any endorser, guarantor or surety shall cease doing business as a going concern or transfer all or a substantial part of its assets; or become or be adjudicated insolvent or bankrupt, admit in writing its inability to pay its debts as they become due, or make an assignment for the benefit of creditors; or Customer or any endorser, guarantor or surety shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the consent of Customer; or Customer or any endorser, guarantor or surety shall institute any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, or any such proceeding is instituted against Customer or any endorser, guarantor or surety and is not dismissed within 60 days; or any judgment, writ, warrant or attachment or execution of similar process is issued or levied against a substantial part of Customer's property and remains unsatisfied for 30 days.

4. In the event that suit is brought hereon, or an attorney is employed or costs or expenses are incurred to compel payment of this IPA or any portion of the indebtedness evidenced hereby or to protect, preserve or enforce the rights of the holder hereof, Customer promises to pay all such costs, expenses and attorneys' fees (including but not limited to those incurred on appeal) to the holder hereof in addition to all other amounts owing hereunder. Notwithstanding any other provisions of this IPA or any document or instrument executed or delivered in connection with this IPA, interest, fees and the like shall not exceed the maximum rate permitted by applicable law. In addition to all other rights and remedies of Licensor and the Assignee, upon an Event of Default Licensor shall have the right, to terminate all licenses granted to Customer under the Software Agreement relating to Licensed Software, except that licenses granted to customers and users will remain in effect.

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

5. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this IPA or under any other document or instrument executed or delivered in connection with this IPA. Each notice or other communication required or permitted to be given or delivered hereunder shall be in writing and shall be sent or delivered, if to Customer, at the address indicated beneath Customer's signature below and, if to the holder hereof, at the address set forth in the first paragraph hereof, or, if such holder is not the Payee, at the last address designated by such holder to Customer and shall become effective when delivered, or if mailed, when deposited in the United States mail with proper postage prepaid for registered or certified mail, return receipt requested.

6. This IPA has been entered into in connection with a Commercial Application Partner (CAP) Agreement (as amended, the "AGREEMENT") between Sybase and Partner. The use of the Licensed Software by Customer is subject to the terms of the applicable Agreement. In the event that software licensed from Licensor does not perform as warranted or in the event of any other dispute or default under an Agreement, Customer shall be entitled to pursue against Licensor all of Customer's rights and remedies arising under the applicable Agreement. Customer hereby acknowledges and agrees that Payee has transferred or assigned, or may transfer or assign, this IPA to such transferee or assignee as Payee in its discretion may select (each such transferee or assignee, together with any subsequent transferees or assignees, being collectively referred to as "ASSIGNEE"). The Customer agrees that upon such transfer or assignment it will not assert against Assignee any claim or defense which it may have against Payee or Licensor, and that upon the written instruction of Payee or Assignee that payments under this IPA are to be made to Assignee, Customer shall promptly comply with, and (if requested) acknowledge in writing, such instructions. The Customer agrees that upon such transfer or assignment its obligations to pay amounts due under this IPA to Assignee are absolute and unconditional, and shall not be subject to any defenses, setoffs or counterclaims that it may have against Licensor, regardless of whether or not (a) Licensor has breached any of its warranties or other covenants under an Agreement, (b) the licenses granted under the Agreements and/or any maintenance, support or other services provided thereunder have been revoked or otherwise terminated for any reason whatsoever or (c) an Agreement has expired or been terminated for any reason whatsoever. Accordingly, in the event of any breach or default under an Agreement, Customer's sole remedy shall be against Licensor under that Agreement, and Customer shall have no right to not make the installment payments required
hereunder.   ASSIGNEE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE
SOFTWARE OR SERVICES COVERED BY THE AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY.
CUSTOMER HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT) THAT IT MAY HAVE AGAINST ASSIGNEE FOR ANY LOSS, DAMAGE (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF DATA OR SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE SOFTWARE OR ANY SERVICES COVERED BY THE AGREEMENT, EVEN IF ASSIGNEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, LOSS, EXPENSE OR COST. CUSTOMER ACKNOWLEDGES THAT ASSIGNEE DID NOT SELECT, MANUFACTURE, DISTRIBUTE OR LICENSE THE SOFTWARE COVERED BY THE AGREEMENT AND THAT THE CUSTOMER HAS MADE THE SELECTION OF SUCH SOFTWARE BASED UPON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON STATEMENTS MADE BY ASSIGNEE OR ITS AGENTS.

7. This IPA shall be governed in all respects by and construed in accordance with the laws of the State of California. Any action against Customer concerning this IPA and the indebtedness evidenced hereby may be brought in any court of competent jurisdiction located in the State of California, and Customer hereby accepts the nonexclusive jurisdiction of any such court and waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action. This IPA shall constitute the complete and exclusive agreement of Customer and Payee with respect to the payment of the amounts owing hereunder and supersedes all prior oral or written understandings. No term or provision of this IPA may be amended, waived, discharged or terminated except by a written instrument signed by Customer and the Payee.

IN WITNESS WHEREOF, the undersigned have executed this IPA as of the date set forth below.

SYBASE, INC.                                 NETOBJECTS INC.

By  /s/ Scott Ivey                          By      /s/ Morris Taradalsky
  ------------------------------               -------------------------------

Name:   Scott Ivey                          Name:  Morris Taradalsky
     ---------------------------                  ----------------------------

Title:  Treasurer                           Title:   EVP Business Development
      --------------------------                   ---------------------------

Date:   6/27/97                             Address: 2055 Woodside Rd
                                                     Redwood City, CA  94061
     ---------------------------                     --------------------------

                                NOTICE OF ASSIGNMENT


June 25, 1997



NetObjects Inc.
2055 Woodside Road Ste. 250
Redwood City, CA  94061


Re: Installment Payment Addendum or Installment Payment Agreement ("IPA") of NetObjects Inc. ("Customer") dated June 30, 1997, payable to the order of Sybase, Inc. in the original principal amount of $[***]. There are six quarterly payments of $[***] remaining as of the date hereof with the next payment being due December 30, 1997.


Customer:

Notice is hereby given that Sybase, Inc. has sold and assigned the rights to receive the remaining payments due under the IPA, to Newcourt Financial USA Inc. ("Assignee").

Customer is hereby directed, and by signature below agrees, to pay directly to the Assignee at the address set forth below, all payments required to be paid by the Customer under the terms of the IPA. Assignee is the holder in due course of the IPA.

Assignee:
                              Newcourt Financial USA Inc.
                              P.O. Box 71521
                              Chicago, IL  60694-1521



Very truly yours,                       AGREED

Sybase, Inc.                            NetObjects Inc.


By: /s/ Scott Ivey                      By: /s/ Morris Taradalsky
   ---------------------------              --------------------------------


Title: Treasurer                        Title: EVP Business Development
      ------------------------                 -----------------------------


*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.